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                                   EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The Board of Directors Expeditors International of Washington, Inc.:

    We consent to incorporation by reference in the registration statements (No. 33-17219, No. 33-22992, No. 33-36392, No. 33-38075, No. 33-67066 and No.
33-81460) on Form S-8 of Expeditors International of Washington, Inc. of our report dated February 14, 1997, relating to the consolidated balance sheets of Expeditors International of Washington, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996 and the related schedule, which report appears in the December 31, 1996 Annual Report on Form 10-K of Expeditors International of Washington, Inc.

KPMG PEAT MARWICK LLP

/s/ KPMG Peat Marwick LLP

Seattle, Washington
March 31, 1997



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